Exhibit 99.1

Y-mAbs enters into Worldwide Exclusive License Agreement for SADA Technology – a Novel Radioimmunotherapy Platform

New York, NY, April 15, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that it has entered into an agreement with Memorial Sloan Kettering Cancer Center (“MSK”) and Massachusetts Institute of Technology (“MIT”) for a worldwide exclusive license and research collaboration to develop and commercialize antibody constructs based on the SADA-BiDE (2-step Self-Assembly and DisAssembly-Bispecific DOTA-Engaging antibody system) Pre-targeted Radioimmunotherapy Platform (the “SADA technology”), a concept also referred to as Liquid RadiationTM.

The SADA technology utilizes a targeted payload delivery method where antibody constructs assemble in tetramers and bind to the tumor target. Unbound constructs predictably disassemble into smaller antibody fragments and are excreted through the kidneys within hours after administration. In a second infusion, a radioactive payload binds to the antibody constructs to radiate the tumor. The SADA technology was invented by Nai-Kong V. Cheung, M.D., Ph.D., Mahiuddin Ahmed, Ph.D. and Brian Santich, Ph.D. and adapted for radioimmunotherapy by Steven M. Larson, M.D. and Sarah Cheal, Ph.D., all current or former MSK employees.

Under the license, Y-mAbs will initiate development of a number of constructs developed by MSK and will advance a series of the Company’s proprietary constructs. The SADA technology will also be available for sublicensing.

“I am excited to enter into this agreement with MSK and MIT to expand Y-mAbs’ antibody platform with this promising technology. We believe the SADA technology represents a new approach to pre-targeted radioimmunotherapy, which may have the potential to improve the current treatment landscape, since it enhances the therapeutic index of payload delivery,” stated Thomas Gad, Founder, Chairman, President and Head of Business Development and Strategy.

Dr. Claus Moller, Chief Executive Officer, continued, “We believe the SADA technology takes radioconjugated antibody constructs to a new level and opens a much broader usage than any other radiolabeling technology in the antibody area. The pre-targeted approach means that we expect to deliver higher doses of radiation directly to the tumor while minimizing the exposure to normal tissues. I don’t believe the tumor-to-blood standard uptake ratios obtained in animal models based on the SADA technology have ever been seen before.”

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Drs. Cheung, Larson, Ahmed, Santich and Cheal have intellectual property rights and interests in technology licensed by MSK to Y-mAbs. Drs. Cheung and Larson also have equity interests in Y-mAbs. Dr. Ahmed is an employee of Y-mAbs. MSK has institutional financial interests related to Y-mAbs in the form of intellectual property and associated interests by virtue of licensing agreements between MSK and Y-mAbs.

Contact:

Y-mAbs Therapeutics, Inc. 230 Park Avenue, Suite 3350 New York, NY 10169 USA +1 646 885 8505 E-mail: info@ymabs.com